UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2011
ORION ENERGY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269

(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)
2210 Woodland Drive, Manitowoc, Wisconsin
(Address of principal executive offices, including zip code)
(920) 892-9340
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01(a). Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing..
          On June 30, 2011 Orion Energy Systems, Inc. (the “Company”) received a written notice from the NYSE Amex LLC (the “Exchange”) indicating that the Company was not in compliance with the Exchange’s continued listing criteria set forth in Sections 134 and 1101 of the NYSE Amex LLC Company Guide because it did not timely file its Annual Report on Form 10-K for the year ended March 31, 2011.
          In order to maintain its Exchange listing, the Company has submitted a plan of compliance to the Exchange that will bring the Company into compliance with the listing standards no later than September 28, 2011. The Company’s plan of compliance explained that, as previously reported, due to the complexities and complications associated with the restatement of its financial statement to account for transactions under its historical Orion Throughput Agreements as sales-type capital leases instead of the Company’s current accounting treatment of such transactions as operating leases, the Company was not able to file its Annual Report on Form 10-K for its fiscal year ended March 31, 2011 within the 15-day extension period afforded by SEC Rule 12b-25. However, the Company expects to file its fiscal 2011 Annual Report on Form 10-K by mid-July and as promptly thereafter as possible file its amended Form 10-Qs for the first three quarters of fiscal 2011 and 2010.
          The Corporate Compliance Department of the Exchange will evaluate the plan, and will make a determination as to whether the Company has made a reasonable demonstration of an ability to regain compliance with the continued listing standards by September 28, 2011, in which case the plan will be accepted. If the plan is accepted, the Company will remain listed during the plan period ending September 28, 2011, during which time it will be subject to periodic review to determine whether it is making progress consistent with the plan.
Item 8.01. Other Events.
          On July 6, 2011 the Company issued a press release disclosing its receipt of the notice summarized above from the Exchange. A copy of the press release is furnished as Exhibit No. 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01(d). Financial Statements and Exhibits.
     Exhibit 99.1 Press release dated July 6, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.
Date: July 6, 2011	By:	/s/ Scott R. Jensen
Scott R. Jensen
Chief Financial Officer

3